EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT

Dated as of September 30, 2022

among

VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

SYLVAMO NORTH AMERICA, LLC,

as Servicer,

and

SYLVAMO RECEIVABLES, LLC,

as Buyer

i

SCHEDULES

Schedule I	List and Location of each Originator
Schedule II	Location of Books and Records of Originators

CONTENTS

Clause	Subject Matter	Page
Schedule III	Trade Names
Schedule IV	Notice Addresses

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Subordinated Note
Exhibit C	Form of Joinder Agreement

This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 30, 2022 is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO or that become parties hereto from time to time pursuant to Section 4.3 hereof (the “Originators” and each, an “Originator”), SYLVAMO NORTH AMERICA, LLC, a Delaware limited liability company (“Sylvamo North America”), as initial Servicer (as defined below), and SYLVAMO RECEIVABLES, LLC, a Delaware limited liability company (the “Buyer”).

BACKGROUND

1.    The Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by Sylvamo North America.

2.    The Originators generate Receivables in the ordinary course of their businesses.

3.    The Originators, in order to finance their respective businesses, wish to sell (and/or, in the case of Sylvamo North America, contribute from time to time) Receivables and the Related Rights to the Buyer, and the Buyer is willing to purchase and/or accept such Receivables and the Related Rights from the Originators, on the terms and subject to the conditions set forth herein.

4.    The Originators and the Buyer intend each such transaction to be a true sale or absolute contribution and conveyance of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

5.    The Buyer intends to pledge the Receivables and the Related Rights to the Administrative Agent pursuant to the Receivables Financing Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Article I of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Buyer, as borrower, Sylvamo North America, as initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent. All references hereto to months are to Fiscal Months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1    Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell (and/or, in the case of Sylvamo North America, contribute from time to time) to the Buyer, and the Buyer agrees to purchase (and, in the case of a contribution, accept) from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.5), all of such Originator’s right, title and interest in and to:

(a)    each Receivable of such Originator (other than the Receivables contributed by Sylvamo North America to the capital of the Buyer pursuant to Section 3.1(a)) that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date (as defined below);

(b)    each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date;

(c)    all of such Originator’s interest in any goods (including Returned Goods), and documentation of title evidencing the shipment or storage of any goods (including Returned Goods), the sale of which gave rise to such Receivable;

(d)    all instruments and chattel paper that may evidence such Receivable;

(e)    all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f)    solely to the extent applicable to such Receivable, all of such Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, any Credit Insurance Policy covering all or any portion of such Receivable;

(g)    all books and records of such Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds (as such term is defined in the applicable UCC) with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(h)    all Collections and other proceeds (as such term is defined in the applicable UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Buyer, any Sub-Servicer or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Buyer, any Sub-Servicer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The property, proceeds and rights described in clauses (c) through (h) above are herein referred to as the “Related Rights”, and the Buyer’s foregoing commitment to purchase Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, August 31, 2022, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing.

SECTION 1.2    Timing of Purchases.

(a)    Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Receivable (other than the Receivables contributed by Sylvamo North America to the capital of the Buyer pursuant to Section 3.1) that existed and was owing to such Originator on the Cut-Off Date, (ii) each Receivable (other than the Receivables contributed by Sylvamo North America to the capital of the Buyer pursuant to Section 3.1) generated by such Originator from and including the Cut-Off Date, to and including the Closing Date, and (iii) all Related Rights with respect thereto.

(b)    Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable (other than the Receivables contributed by Sylvamo North America to the capital of the Buyer pursuant to Section 3.2) and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold by such Originator to the Buyer immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3    Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to make Purchase Price payments to the Originators and to reflect all capital contributions in accordance with Article III.

SECTION 1.4    Contributions. Sylvamo North America, as an Originator, may from time to time at its option, by notice to the Buyer on or prior to the date of the proposed contribution, identify Receivables that it proposes to contribute to the Buyer as a capital contribution. On the date of and after giving effect to each contribution, the Buyer shall own the Receivables so identified and contributed and all Related Rights.

SECTION 1.5    Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a) and (b) the Payment Date immediately following the day on which the Originators shall have given written notice to the Buyer, the Administrative Agent and each Lender at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement.

SECTION 1.6    Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting accounts or general intangibles each as defined in the UCC, and all Related Rights be construed as a valid and perfected sale or contribution and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting accounts or general intangibles each as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale or contribution and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1    Purchase Report. On the Closing Date and on each date when a Pool Report is due to be delivered under the Receivables Financing Agreement (each such date, a “Purchase Report Date”), the Servicer shall deliver to the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)    Receivables purchased by the Buyer from each Originator on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date);

(b)    Receivables purchased or accepted as a contribution by the Buyer from each Originator during the Fiscal Month immediately preceding such Purchase Report Date (in the case of each subsequent Purchase Report); and

(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3 (a) and (b).

SECTION 2.2    Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x (1-FMVD)

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, which is equal to one and one half percent (1.50%) or as reasonably determined by the Servicer.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

The Buyer may elect to pay accrued Servicing Fees to Sylvamo North America in its capacity as Servicer on any Payment Date when the conditions to a Release are satisfied, which amounts can be incorporated into the aggregate Purchase Price owing.

ARTICLE III

PAYMENT OF PURCHASE PRICE

SECTION 3.1    Initial Purchase Price Payment.

(a)    On the Closing Date, Sylvamo North America, as Originator, shall and hereby does contribute, to the capital of the Buyer, the Receivables having an aggregate Outstanding Balance of at least the Required Capital Amount.

(b)    On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date (i) to the extent the Buyer has cash available therefor (and such payment is not prohibited by the Receivables Financing Agreement), partially, in cash (in an amount to be agreed between the Buyer and such Originator and set forth in the initial Purchase Report), (ii) the remainder by issuing a promissory note in the form of Exhibit B to such Originator

(each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Subordinated Note”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash or contributed to the Buyer’s capital, and (iii) at the Originator’s election, by accepting a contribution to the Buyer’s capital.

SECTION 3.2    Subsequent Purchase Price Payments. On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and the Related Rights generated by such Originator since the immediately preceding Payment Date in accordance with Section 1.2(b):

(a)    First, in cash to the extent the Buyer has cash available therefor (and such payment is not prohibited under the Receivables Financing Agreement); and

(b)    Second, (i) to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Subordinated Note shall, subject to subclause (ii) below, be automatically increased by an amount equal to the lesser of (x) such remaining unpaid portion of such Purchase Price and (y) the maximum increase in the principal balance of the applicable Subordinated Note that could be made without rendering the Buyer’s Net Worth less than the Required Capital Amount and (ii) to the extent any portion of the Purchase Price remains unpaid after the allocations in clause (a) above, solely in the case of Sylvamo North America, at Sylvamo North America’s election (in its sole discretion), by accepting a contribution to the Borrower’s capital in an amount equal to the remaining unpaid balance of such Purchase Price;

provided, however, that if more than one Originator is selling Receivables to the Buyer on the date of such purchase, the Buyer shall make cash payments among the Originators in such a way as to minimize to the greatest extent practicable the aggregate principal amounts outstanding under the Subordinated Notes.

“Net Worth” has the meaning set forth under “Borrower’s Net Worth” in the Receivables Financing Agreement.

All amounts paid by the Buyer to any Originator in respect of the Subordinated Note of such Originator shall be allocated first to the payment of accrued and unpaid interest on the Subordinated Note of such Originator and second to the repayment of the principal outstanding on the Subordinated Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose. The Servicer shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Subordinated Notes “CANCELED” and to return such Subordinated Notes to the Buyer upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

SECTION 3.3    Settlement as to Specific Receivables and Dilution.

(a)    If, (i) on the day of purchase or contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.16, 5.20, 5.29, 5.30, 5.33, 5.34 or 5.35 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.16, 5.20, 5.29, 5.30, 5.33, 5.34 or 5.35 is no longer true with respect to such Receivable, then the Purchase Price for such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Buyer as provided in clause (c) below; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b)    If, on any day, the Outstanding Balance of any Receivable purchased hereunder is either (i) reduced, adjusted or canceled as a result of (A) any defective, rejected or returned goods or services, any cash or other discount, or any failure by an Originator to deliver any goods or perform any services or otherwise perform under the underlying Contract or invoice, (B) any change in or cancellation of any of the terms of such Contract or invoice or any other adjustment by an Originator, any Sub-Servicer, the Servicer or the Buyer which reduces the amount payable by the Obligor on the related Receivable, (C) any rebates, warranties, allowances or charge-backs or (D) any setoff or credit in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction, adjustment, cancellation or dispute and shall be accounted to the Buyer as provided in clause (c) below.

(c)    Any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Buyer against the Purchase Price of Receivables subsequently purchased by the Buyer from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)    to the extent of any accrued and unpaid interest under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the accrued and unpaid interest outstanding under, the Subordinated Note payable to such Originator;

(ii)    to the extent of any outstanding principal balance under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

(iii)    after making any deduction pursuant to clauses (i) and (ii) above, shall be paid in cash to the Buyer by such Originator in the manner and for application as described in the following proviso;

provided, further, that at any time (x) when an Event of Default exists under the Receivables Financing Agreement, (y) when a Purchase and Sale Termination Event exists under this Agreement or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by such Originator to the Buyer in cash by deposit of immediately available funds into a Collection Account no later than one (1) Business Day after the events described in clauses (x), (y) and (z) above for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4    Reconveyance of Receivables. In the event that the Purchase Price of a Receivable has been reduced to zero, and the credit for such reduction has been applied pursuant to Section 3.3, the Buyer shall reconvey such Receivable to such Originator, without representation, warranty or recourse, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.

ARTICLE IV

CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS; TERMINATION OF ORIGINATORS

SECTION 4.1    Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Buyer and the Administrative Agent (as the Buyer’s assignee):

(a)    a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)    good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent (as the Buyer’s assignee) by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect;

(c)    a certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender may conclusively rely until such time as the Servicer, the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)    the certificate or articles of incorporation, certificate of formation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e)    forms of financing statements (Form UCC-1) that name each Originator as the debtor/seller and the Buyer as the buyer/assignor (and the Administrative Agent, for the benefit of the Lenders, as secured party/assignee) of the Receivables generated by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;

(f)    a written search report listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Person pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold or contributed to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) showing no evidence of such liens filed against any Originator;

(g)    favorable opinions of counsel to the Originators, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent;

(h)    a Subordinated Note in favor of each Originator, duly executed by the Buyer;

(i)    [reserved]; and

(j)    evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer’s and the Administrative Agent’s (as the Buyer’s assignee) satisfaction.

SECTION 4.2    Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that (a) the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) as of such earlier date) and (b) no Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from the sale or contribution of such Receivable.

SECTION 4.3    Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Lender (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Lender on or before the date of such addition:

(a)    the Servicer shall have given the Buyer, the Administrative Agent and each Lender at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;

(b)    such proposed additional Originator shall have executed and delivered to the Buyer, the Administrative Agent and each Lender an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c)    such proposed additional Originator shall have delivered to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Buyer, the Administrative Agent (as the Buyer’s assignee) and each Lender;

(d)    no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(e)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

SECTION 4.4    Termination of Originators. An Originator may be removed as an Originator hereunder, with the prior written consent of the Buyer, the Administrative Agent and each Lender (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Lender on or before the date of such addition:

(a)    such Originator shall have submitted a written notice (an “Originator Termination Notice”) to the Buyer, the Administrative Agent and each Lender notifying them of its request to terminate its status as an Originator and specifying the date on which such termination is to take effect (an “Originator Termination Effective Date”);

(b)    the related Originator Termination Effective Date is at least thirty (30) calendar days after the date of such Originator Termination Notice (or such earlier date as consented to by the Buyer, the Administrative Agent and each Lender);

(c)    the Servicer shall have delivered a pro forma Interim Report showing that no Borrowing Base Deficit shall exist after giving effect to the requested termination and excluding all Receivables originated by such Originator to be terminated;

(d)    the Servicer shall have provided such other information with respect to such Originator to be terminated as the Buyer, the Administrative Agent or any Lender may reasonably request;

(e)    no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(f)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(g)    Schedules I, II, III and IV shall be amended to reflect the termination of such Originator, in each case, upon delivery by the Buyer of an updated schedule (as agreed to by the Administrative Agent and the Lenders) to the Administrative Agent and the Lenders; and

(h)    if such Originator to be removed is the Servicer, the Buyer, the Administrative Agent and each Lender shall have approved the successor Servicer.

SECTION 4.5    Addition or Removal of Excluded Obligors. An Obligor may be added as an Excluded Obligor or an existing Excluded Obligor may be removed as an Excluded Obligor, in each case, with the prior written consent of the Buyer, the Administrative Agent and the Majority Lenders (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and the Majority Lenders on or before the date of such addition:

(a)    the related Originator shall have submitted a written notice (an “Addition or Removal of Excluded Obligor Notice”) to the Buyer, the Administrative Agent and the Majority Lenders notifying them of its request to add or remove an Obligor as an Excluded Obligor and specifying the date on which such addition or removal is to take effect (an “Addition or Removal of Excluded Obligor Effective Date”);

(b)    the related Addition or Removal of Excluded Obligor Effective Date is at least thirty (30) calendar days after the date of such Addition or Removal of Excluded Obligor Notice (or such earlier date as consented to by the Buyer, the Administrative Agent and the Majority Lenders);

(c)    the Servicer shall have delivered a pro forma Interim Report showing that no Borrowing Base Deficit shall exist after giving effect to such addition or removal and the related excluding or adding, as the case may be, of all Receivables from such Obligor to be added or removed as an Excluded Obligor;

(d)    the Servicer shall have provided such other information with respect to such Obligor to be added or removed as an Excluded Obligor as the Buyer, the Administrative Agent or any Lender may reasonably request;

(e)    no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(f)    no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(g)    Schedule IV to the Receivables Financing Agreement shall be amended to reflect the addition or removal of such Obligor pursuant to the Receivables Financing Agreement; and

(h)    with respect to any proposed removal of such Obligor as an Excluded Obligor, the Administrative Agent and each Lender have been reasonably satisfied that all other action to perfect and protect the security interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables of such Obligor to be removed and to be sold or contributed by the related Originator hereunder and other Related Rights, as reasonably requested by the Administrative Agent or any Lender shall have been taken by the Servicer, including the filing of any UCC financing statements, the preparation and delivery of certificates and other requested documents from any public official and all such other actions required pursuant to Section 7.3 and, if requested by the Administrative Agent, the delivery of executed copies of bring-down or reaffirmation opinions relating to UCC matters (in form and substance reasonably satisfactory to the Administrative Agent), in each case, at the expense of the Servicer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants with respect to itself that each representation and warranty concerning it or the Receivables sold or contributed by it hereunder that is contained in the Receivables Financing Agreement is true and correct, and hereby makes the representations and warranties set forth in this Article V:

SECTION 5.1    Organization and Good Standing. Such Originator is duly organized and validly existing, in good standing under the laws of its state of organization and has the limited liability company or corporate, as applicable, power and authority under its organizational documents and under the laws of its state of organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

SECTION 5.2    Due Qualification. Such Originator is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.3    Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and

(ii) has duly authorized by all necessary limited liability company or corporate, as applicable, action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

SECTION 5.4    Binding Obligations. This Agreement and each of the other Transaction Documents to which such Originator is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.5    No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which such Originator is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim (other than a Permitted Lien) upon any of the Receivables or the Related Rights pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim (other than a Permitted Lien) or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.6    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to such Originator’s knowledge, threatened, in writing, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale or contribution of any Receivable or Related Right by such Originator to the Buyer (or the grant of the related security interest thereof), the ownership or acquisition by the Buyer of any Pool Receivables or Related Right or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by such Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

SECTION 5.7    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, and except any filings required under applicable securities laws, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by such Originator in connection with the sale or contribution of the Receivables and Related Rights to the Buyer (or the grant of the related security interest thereof) hereunder or the due execution, delivery and performance by such Originator of this Agreement or any other Transaction Documents to which it is a party and the consummation by such Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.8    Margin Regulations. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

SECTION 5.9    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, such Originator is Solvent.

SECTION 5.10    Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five (5) calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five (5) calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II as such address(es) may be updated with fifteen (15) days’ prior written notice to the Buyer and the Administrative Agent.

SECTION 5.11    Investment Company Act. Such Originator is not registered or required to be registered as, and is not controlled by, an “investment company” under the Investment Company Act.

SECTION 5.12    No Material Adverse Effect. Since June 30, 2022, there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.13    Accuracy of Information. All certificates, reports, Purchase Reports, statements, documents and other written information (other than projections, other forward looking information and information of a general economic nature) furnished to the Buyer, Administrative Agent or any other Credit Party by or on behalf of such Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, when taken as a whole, complete and correct in all material respects on the date the same are furnished to the Buyer, Administrative Agent or such other Credit Party, and, does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.14    Sanctions and other Anti-Terrorism Laws. No (a) Originator, officers or directors acting on such Originator’s behalf in connection with this Agreement and, to such Originator’s knowledge, employees, affiliates, consultants, brokers, or agents acting on such Originator’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly or, to such Originator’s knowledge, indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction in violation of Anti-Terrorism Laws, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; and (b) Collateral is Embargoed Property.

SECTION 5.15    Anti-Corruption Laws. Such Originator has (a) conducted its business in compliance in all material respects with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures reasonably designed to promote compliance with such Laws.

SECTION 5.16    Perfection Representations.

(a)    This Agreement creates a valid and continuing ownership interest or security interest (as defined in the applicable UCC which, for avoidance of doubt, includes (among other things) both (1) an interest in personal property which secures payment or performance of an obligation and (2) an ownership interest of a buyer of an account or payment intangible) in such Originator’s right, title and interest in, to and under the Receivables and Related Rights originated by such Originator, which (A) ownership interest or security interest has been perfected and is enforceable against creditors of and purchasers from such Originator and (B) will be free of all Adverse Claims (other than a Permitted Lien).

(b)    The Receivables originated by such Originator constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c)    Immediately prior to the sale (or, with respect to Sylvamo North America, the contribution) by such Originator to the Buyer pursuant to this Agreement, such Originator owned and had good and marketable title to the Receivables and Related Rights being sold or contributed or purportedly sold or contributed by it hereunder free and clear of any Adverse Claim (other than a Permitted Lien) of any Person.

(d)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of such Receivables (solely to the extent perfection may be achieved by filing a financing statement under the UCC) and Related Rights from each Originator to the Buyer pursuant to this Agreement.

(e)    Other than the ownership interest or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, contributed, granted a security interest in, or otherwise conveyed any of the Receivables originated by such Originator or Related Rights except as permitted by this Agreement and the other Transaction Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables originated by such Originator and Related Rights other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivables and Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator that could reasonably be expected to have a Material Adverse Effect.

(f)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.16 shall be continuing and remain in full force and effect until the Final Payout Date.

SECTION 5.17    Ordinary Course of Business. If (but only to the extent that ) the sale or contribution of any property described herein is not characterized by a court or other Governmental Authority as a sale or contribution, then each remittance of Collections by such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of such Originator and the Buyer.

SECTION 5.18    Compliance with Law. Such Originator has complied with all Applicable Laws to which it may be subject, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.19    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by such Originator with any bulk sales act or similar law.

SECTION 5.20    Eligible Receivables. Each Receivable sold, contributed, transferred or assigned hereunder, other than any Receivable designated as not being an Eligible Receivable by the applicable Originator (or by the Servicer on behalf of such Originator), is an Eligible Receivable on the date of such sale, contribution, transfer or assignment; provided, that with respect to clause (b) of the definition of “Eligible Receivable,” such Receivable shall satisfy clause (b) to the knowledge of such Originator.

SECTION 5.21    Taxes. Such Originator has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.22    Opinions. The facts regarding such Originator, the Receivables sold or contributed by it hereunder, the Related Security and the related matters set forth or assumed in each of the true sale and non-consolidation opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects as of the date when made.

SECTION 5.23    Other Transaction Documents. Each representation and warranty made by such Originator under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of the date when made, except for any such representation and warranty that applies as to an earlier date (in which case, such representation and warranty shall be true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of such earlier date).

SECTION 5.24    No Linked Accounts. Except for any Permitted Linked Account, there are no Linked Accounts with respect to any Collection Account.

SECTION 5.25    Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and related Contract sold, contributed, transferred or assigned by it hereunder.

SECTION 5.26    Servicing Programs. No license or approval is required for the Buyer’s or Administrative Agent’s use of any software or other computer program used by such Originator, Servicer or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

SECTION 5.27    Servicing of Pool Receivables. To the extent such Originator is acting as Sub-Servicer for the Servicer in accordance with the Receivables Financing Agreement, since the Closing Date, there has been no material adverse change in the ability of such Originator acting as Sub-Servicer to service and collect the Pool Receivables and the Related Security.

SECTION 5.28    Financial Condition. The consolidated balance sheets of the Parent and its consolidated Subsidiaries as of June 30, 2022 and the related statements of income and shareholders’ equity of the Parent and its consolidated Subsidiaries for the fiscal quarter then ended, copies of which have been furnished to the Buyer, Administrative Agent and the Lenders, present fairly in all material respects the consolidated financial position of such Originator and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP, except as noted therein, and subject to (x) adjustments of the type which would occur as a result of a year-end audit and (y) the absence of notes.

SECTION 5.29    Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale (or, with respect to the contributing Originator, contribution), transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.30    Good Title. Immediately preceding its sale, transfer or assignment of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold free and clear of any Adverse Claims (other than a Permitted Lien), and each such sale, transfer or assignment hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims (other than a Permitted Lien). On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Upon the creation of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership interest or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim (other than a Permitted Lien).

SECTION 5.31    Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

SECTION 5.32    Adverse Change in Receivables. Since June 30, 2022, there has been no material adverse change in either the collectibility or the payment history of the Receivables originated by such Originator.

SECTION 5.33    No Fraudulent Conveyance. No sale, contribution, transfer or assignment hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.34    Nature of Pool Receivables. All Pool Receivables sold or purportedly sold by such Originator hereunder: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

SECTION 5.35    Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.

SECTION 5.36    Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created, and when sold or contributed to the Buyer hereunder, such Originator shall be deemed to have certified that (i) all representations and warranties set forth in this Article V are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from the creation and, sale or contribution of such Receivable.

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1    Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Administrative Agent and the Buyer shall otherwise consent in writing, perform the following covenants:

(a)    Existence. Such Originator (i) shall keep in full force and effect its existence and rights as a limited liability company, corporation or other entity, as applicable, under the laws of its state of organization and (ii) shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Receivables and Related Rights, except where, with respect to this clause (ii), the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)    Financial Reporting. Such Originator will maintain a system of accounting established and administered in accordance with GAAP, and such Originator shall furnish to the Servicer such information as the Servicer may from time to time reasonably request relating to such system.

(c)    Notices. Such Originator will notify the Servicer in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after (other than as provided in clause (v) below)) a Financial Officer or other officer of such Originator learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)    Notice of Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event. A statement of a Financial Officer of such Originator setting forth details of any Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event that has occurred and is continuing and the action which such Originator proposes to take with respect thereto.

(ii)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made by such Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to such Originator, which could reasonably be expected to have a Material Adverse Effect.

(iv)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Lien) upon Receivables originated by the Originator or Related Rights or any portion thereof, (B) any Person other than the Buyer, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)    Name Changes. At least fifteen (15) calendar days’ prior notice before any change described in Section 6.1(j).

(vi)    Change in Accountants or Accounting Policy. Any change in (A) the external accountants of such Originator or (B) any material accounting policy of such Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which such Originator accounts for the Pool Receivables shall be deemed “material” for such purpose), in the case of clause (A) after such change is required to be reported under GAAP.

(vii)    Material Adverse Change. Promptly after the occurrence thereof, notice of any material adverse change in the business, operations, property or financial or other condition of such Originator that could reasonably be expected to have a Material Adverse Effect.

(viii)    ERISA Event. Promptly following the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect, notice in writing setting forth the details thereof and the action which such Originator or its ERISA Affiliate, as applicable, proposes to take with respect thereto.

(d)    Conduct of Business. Such Originator (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and (iii) will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)    Compliance with Laws. Such Originator shall comply with all Applicable Laws to which it may be subject, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(f)    Furnishing of Information and Inspection of Receivables. Such Originator will furnish or cause to be furnished to the Buyer, Administrative Agent and each Lender from time to time such information with respect to the Pool Receivables and the Related Rights as the Administrative Agent or any Lender may reasonably request. Such Originator will, (i) at such Originator’s expense, during regular business hours with reasonably prior written notice, permit the Administrative Agent and each Lender or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables and the Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables and the Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present or have the opportunity to be present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon reasonable prior written notice from the

Administrative Agent, permit certified public accountants or other auditors acceptable to the Buyer and the Administrative Agent to conduct a review of its books and records with respect to such Pool Receivables and the Related Rights; provided, that such Originator shall be required to reimburse the Buyer and Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless a Purchase and Sale Termination Event or an Event of Default has occurred and is continuing. Prior to the occurrence of an Event of Default, the Administrative Agent, each Lender and their agents and representatives shall make reasonable efforts to provide at least fifteen (15) days’ prior written notice of such audits, visits and inspections conducted under this Section 6.1(f), and such visits shall be combined with any such visit pursuant to the Receivables Financing Agreement.

(g)    Payments on Receivables, Collection Accounts. Such Originator (or the Servicer or a Sub-Servicer on its behalf) will, at all times, instruct all Obligors to deliver payments on the Pool Receivables (originated by such Originator) to a Collection Account or a Lock-Box. Such Originator (or the Servicer or a Sub-Servicer on its behalf) will, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables originated by such Originator and to segregate such Collections from other property of the Servicer, the Sub-Servicers and the other Originators. If any payments on such Pool Receivables or other Collections are received by such Originator, it shall hold such payments in trust for the benefit of the Buyer, the Administrative Agent, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. Such Originator (or the Servicer or a Sub-Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Control Agreement. Such Originator shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, such Originator (or the Servicer or Sub-Servicer on its behalf) shall within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) instruct such Person to no longer deposit any such funds into any such Collection Account. Such Originator will not, and will not permit the Servicer, any Sub-Servicer, any other Originator or any other Person to commingle Collections or other funds to which the Administrative Agent, any Lender or any other Secured Party is entitled, with any other funds. Such Originator (or the Servicer or a Sub-Servicer on its behalf) shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made pursuant to the terms of this Agreement.

(h)    Extension or Amendment of Pool Receivables. Except as otherwise permitted by the Receivables Financing Agreement, such Originator will not, and will not permit the Servicer or any Sub-Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable originated by such Originator in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Such Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables originated by such Originator, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)    Change in Credit and Collection Policy. Such Originator will not make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld, delayed or conditioned) to the extent such material change would materially and adversely affect the credit quality of newly created Pool Receivables or collectibility of the Pool Receivables. Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer, Administrative Agent and each Lender.

(j)    Fundamental Changes. Such Originator shall not make any change in its name or location of organization or any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the Receivables Financing Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer, the Administrative Agent and each Lender have each (A) received fifteen (15) days’ prior notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(k)    Books and Records. Such Originator shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables originated by such Originator and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables originated by such Originator (including records adequate to permit the daily identification of each Pool Receivable originated by such Originator and all Collections of and adjustments to each existing Pool Receivable originated by such Originator).

(l)    Identifying of Records. Such Originator shall identify (or cause the Servicer to identify) its master data processing records relating to Pool Receivables and related Contracts originated by such Originator with a legend that indicates that the Pool Receivables have been sold or contributed in accordance with this Agreement and pledged in accordance with the Receivables Financing Agreement.

(m)    Change in Payment Instructions to Obligors. Such Originator shall not make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box).

(n)    Security Interest, Etc. Such Originator shall (and shall cause the Servicer to), at its expense, take all action reasonably necessary or reasonably desirable to establish and maintain a valid and enforceable first priority perfected security interest in the Receivables and the Related Rights, in each case free and clear of any Adverse Claim (other than a Permitted Lien), in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the ownership or security interest of the Buyer and the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Buyer and the security interest of the Administrative Agent under this Agreement or the Receivables Financing Agreement, as applicable, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be reasonably necessary (including, without limitation, such actions as are reasonably requested by the Buyer or by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Buyer’s and the Administrative Agent’s security interest in the Receivables, Related Security and Collections. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer and the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of the Buyer, such Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(o)    Certain Agreements. Without the prior written consent of the Administrative Agent and the Majority Lenders, such Originator shall not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.

(p)    Further Assurances.

(i)    Such Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary or reasonably desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence purchases or contributions made hereunder and/or the security interest granted pursuant to the Receivables Financing Agreement or any other Transaction Document, or to enable the Buyer or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, such Originator hereby authorizes, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or reasonably desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)    Such Originator authorizes the Buyer and the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof relating to the Receivables, the Related Security and the related Contracts, Collections with respect thereto.

(q)    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws. Such Originator covenants and agrees that:

(i)    it shall promptly notify any Credit Party in writing upon the occurrence of a Reportable Compliance Event;

(ii)    if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to any Credit Party, upon request by any Credit Party, it shall provide substitute Collateral acceptable to the Administrative Agent that is not Embargoed Property;

(iii)    it shall, and shall require each other Covered Entity to, conduct its business in compliance in all material respects with all Anti-Corruption Laws and maintain policies and procedures reasonably designed to promote compliance with such Laws;

(iv)    it and its Subsidiaries will not: (A) become a Sanctioned Person or allow any officers or directors acting on its behalf in connection with this Agreement or, to its knowledge, any employees, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (B) directly or, to its knowledge, indirectly through a third party, engage in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction, in each case, in violation of any Anti-Terrorism Laws; (C) pay or repay any Borrower Obligations with Embargoed Property or funds derived from any unlawful activity; (D) permit any Collateral to become Embargoed Property; or (E) cause any Credit Party to violate in any material respect any Anti-Terrorism Law; and

(v)    it will not, and will not permit any its Subsidiaries to, directly or, to its knowledge, indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which such Originator conducts business.

(r)    Taxes. Such Originator will (i) timely file, or cause to be timely filed, all federal, state, and other material tax returns required to be filed by it and (ii) pay, or cause to be paid, all federal, state, and other material taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(s)    Tax Status. Such Originator shall not take or cause any action to be taken that could result in the Buyer (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes, (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) becoming subject to any Tax in any jurisdiction outside the United States or (iv) becoming subject to any material tax imposed by a state or local taxing authority.

(t)    No Linked Accounts. Such Originator shall not permit any Linked Account (other than any Permitted Linked Account) to exist with respect to any Collection Account.

(u)    Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger, consolidation or other restructuring, except where such a merger, consolidation or other restructuring (x) complies with terms of Section 6(c) of the Performance Guaranty or (y) where the Buyer, the Administrative Agent and each Lender have each (A) received thirty (30) days’ prior notice thereof, (B) consented in writing thereto (such consent not to be unreasonably withheld), (C) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Lenders, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(v)    Frequency of Billing. Such Originator shall prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Receivable.

(w)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Buyer and the Administrative Agent.

(x)    Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.

(y)    Subordinated Notes, Etc. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim (other than a Permitted Lien) upon (including, without limitation, the filing of any financing statement) or with respect to, the Subordinated Note issued to such Originator.

(z)    Sales, Liens, etc. Except as otherwise provided herein, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than a Permitted Lien) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable originated by such Originator or other Related Rights, or assign any right to receive income in respect thereof.

SECTION 6.2    Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)    such Originator shall not be involved in the day to day management of the Buyer;

(b)    such Originator shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities and have a separate area from the Buyer for its business (which may be located at the same address as the Buyer, and, subject to clause (k) below, to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by the Parent or other Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of the Parent or such other Affiliate;

(d)    except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e)    such Originator shall not act as an agent for the Buyer (except in the capacity of Servicer or a Sub-Servicer in accordance with the Transaction Documents);

(f)    such Originator shall not conduct any of the business of the Buyer in its own name (except in the capacity of Servicer or a Sub-Servicer in accordance with the Transaction Documents);

(g)    other than with respect to the initial organizational expenses, such Originator shall not pay any liabilities of the Buyer out of its own funds or assets, except in its capacity as Servicer or Sub-Servicer in accordance with the Transaction Documents;

(h)    such Originator shall maintain an arm’s-length relationship with the Buyer;

(i)    such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j)    such Originator shall not acquire obligations of the Buyer (other than the Subordinated Notes);

(k)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Buyer, including, without limitation, shared office space. Such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on the basis reasonably related to the actual use or the value of services rendered;

(l)    such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(m)    such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(n)    such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(o)    such Originator shall not pay the salaries of the Buyer’s employees, if any; and

(p)    to the extent not already covered in paragraphs (a) through (o) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 8.03 of the Receivables Financing Agreement.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1    Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees under this Agreement or the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless a Purchase and Sale Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2    Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)    None of the Buyer, the Servicer, the Lenders or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Servicer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c)    Each Originator hereby grants to the Administrative Agent an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed by it hereunder or Related Right.

SECTION 7.3    Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend, acceptable to the Buyer and the Administrative Agent, evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, any Sub-Servicer, the Administrative Agent or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Lender, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be reasonably necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed by it hereunder and now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4    Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Obligor.

SECTION 7.5    Performance of Obligations. Each Originator shall (i) perform all of its obligations under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables generated by such Originator and their creation and satisfaction, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1    Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):

(a)    the Termination Date shall have occurred; or

(b)    any Originator shall fail to make when due any payment or deposit required to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days; or

(c)    any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party or any information or report delivered by any Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and such incorrect representation or warranty shall continue to be untrue for fifteen (15) calendar days after such Originator has knowledge of or receives notice thereof; or

(d)    any Originator shall fail to perform or observe the covenant set forth in Section 6.1(q); or

(e)    any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party (other than such failure which would constitute a Purchase and Sale Termination Event under Section 8.1(b), Section 8.1(d) or under any other paragraph of this Section 8.1), and such failure shall continue unremedied for thirty (30) calendar days after such Originator has knowledge of or receives notice thereof; or

(f)    any Insolvency Proceeding shall be instituted against the Buyer or any Originator and, in the case of any such proceeding instituted against the Buyer or such Originator (but not instituted by the Buyer or such Originator, as applicable), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(g)    any Originator or any of its Subsidiaries (excluding the Buyer), individually or in the aggregate, shall fail to (i) pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), after giving effect to any grace period, if any, provided in the instrument or agreement under which such Debt was created, any principal of or premium or interest on any of its Debt having an aggregate principal amount exceeding the Threshold Amount or (ii) after giving effect to any applicable grace period, observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Debt having an aggregate principal amount exceeding the Threshold Amount, and the effect of such failure is to cause, or permit the holder or holders of such Debt (or a trustee or agent on its or their behalf) to cause (with the giving of notice or otherwise), such Debt to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity (other than by (A) the occurrence of any early termination or cancellation (each howsoever defined) under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, (B) a regularly-scheduled required payment, (C) mandatory prepayments from proceeds of asset sales, debt incurrence, excess cash flow, equity issuances and insurance proceeds, (D) mandatory payments due by reason of, and in an amount required to, eliminate the effect of currency fluctuations, (E) the conversion of any Permitted Convertible Indebtedness into cash, shares of the Parent’s common stock or any combination thereof in accordance with terms of the indenture governing such Permitted Convertible Indebtedness or (F) any special mandatory redemption of Debt incurred in connection with any merger, acquisition or other Investment that becomes due because such event does not occur during a specified time period (so long as such Debt is redeemed within the time period required). For purposes of this clause (g), terms used but not defined herein (including all defined terms used within such terms) shall have the respective meanings assigned to such terms, in each case, in the Credit Agreement; or

(h)    the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Originator; or

(i)    an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Originator or any of its ERISA Affiliates under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC that could reasonably be expected to have a Material Adverse Effect, or any Originator or any of its ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability that could reasonably be expected to have a Material Adverse Effect; or

(j)    a Material Adverse Effect shall occur with respect to any Originator; or

(k)    any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any Originator (or any of its respective Affiliates) shall so state in writing; or

(l)    one or more judgments or decrees shall be entered against any Originator or any of its Affiliate involving in the aggregate a liability (not paid, fully bonded or to the extent not covered by solvent third-party insurance as to which the insurer does not dispute coverage (other than customary reservation of rights letters)) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive calendar days, and the aggregate amount of all such judgments equals or exceeds the Threshold Amount.

SECTION 8.2    Remedies.

(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.

(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1    Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator, jointly and severally, hereby agrees to indemnify the Buyer, each of its officers, directors, employees, agents, employees and respective assigns, the Administrative Agent and each Lender (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), from and against any and all claims, expenses, damages, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) arising out of, relating to or in connection with this Agreement or any other Transaction Document or the use of the proceeds from the Receivables generated by any Originator and Related Security or the security interest in respect thereof and without limiting or being limited by the foregoing, any of the following:

(a)    the breach of any representation, warranty or statement made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)    the failure by such Originator to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(c)    the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(d)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights at any time;

(e)    the transfer by such Originator of any interest in any Pool Receivable or Related Right other than the transfer of any Pool Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;

(f)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(g)    any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(h)    the misdirection of Collections or the commingling of Collections of Pool Receivables at any time with other funds;

(i)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(j)    any failure of any Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(k)    any offset, setoff, adjustment or other non-cash reduction of any Pool Receivable (including Deemed Collections) not arising from the bankruptcy or insolvency, lack of creditworthiness or other financial default or inability to pay of the related Obligor;

(l)    any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim) arising out of or in connection with any Pool Receivable or other merchandise, goods or services that are the subject of or related to any Pool Receivable;

(m)    any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable;

(n)    the failure by such Originator to pay when due any Taxes, including, without limitation, sales, excise or personal property taxes;

(o)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the bankruptcy or insolvency, lack of creditworthiness or other financial default or inability to pay of the related Obligor any undisputed indebtedness;

(p)    any action taken by the Administrative Agent as attorney-in-fact for such Originator pursuant to this Agreement or any other Transaction Document;

(q)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness related to a Pool Receivable; or

(r)    any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation Attorney Costs in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by such Originator or any Related Rights connected with any such Receivables;

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of a Purchase and Sale Indemnified Party, (ii) constitute recourse with respect to a Pool Receivable by reason of the bankruptcy or insolvency, lack of creditworthiness or other financial default or inability to pay of the related Obligor or (iii) are arising from a claim by one Purchase and Sale Indemnified Party against another Purchase and Sale Indemnified Party (other than actions against the Administrative Agent in its capacity as Administrative Agent or as a result of the actions or inaction of such Originator).

If for any reason (other than the gross negligence or willful misconduct of any Purchase and Sale Indemnified Party) the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Originator and its Affiliates, on the one hand, and such Purchase and Sale Indemnified Party, on the other hand, in the matters contemplated by this Agreement as well as the relative fault of the Originator and its Affiliates and such Purchase and Sale Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of such Originator under this Section 9.1 shall be in addition to any liability which such Originator may otherwise have, shall extend upon the same terms and conditions to Purchase and Sale Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Originator and the Purchase and Sale Indemnified Parties. Any indemnification or contribution under this Section shall survive the termination of this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1    Amendments, etc.

(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer, the Servicer and each Originator, with the prior written consent of the Administrative Agent and the Majority Lenders.

(b)    No failure or delay on the part of the Buyer, the Servicer, any Sub-Servicer, any Originator, the Administrative Agent or any third-party beneficiary in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver or approval by the Buyer or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2    Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile and email communication) and shall be faxed, emailed or delivered to each party hereto, at its address or facsimile number or email address set forth under its name on Schedule IV hereof or at such other address or facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the Receivables Financing Agreement. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail) and by email shall be effective when sent confirmed by electronic or other means (such as by the “return receipt requested” function, as available, return electronic mail or other acknowledgement), and notices and communications sent by other means shall be effective when received.

SECTION 10.3    No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of such Originator.

SECTION 10.4    Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer, the Administrative Agent and each Lender, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5    GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE RECEIVABLES AND THE RELATED RIGHTS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6    Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, jointly and severally, agrees to pay (x) with respect to any of the following amounts invoiced at least two (2) Business Days prior to the Closing Date, on the Closing Date, and (y) otherwise, within ten (10) Business Days following demand therefor:

(a)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;

(b)    to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable and documented out-of-pocket costs and expenses (including reasonable Attorney Costs), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and

(c)    all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7    CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9    Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.11    Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Lenders) pursuant to the Receivables Financing Agreement, and each Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Lenders and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12    No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding for at least one year and one day following the Final Payout Date. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator pursuant to this Agreement unless the Buyer has received funds which may, subject to Section 4.01 of the Receivables Financing Agreement, be used to make such payment. Any amount which the Buyer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13    Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14    Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15    Limited Recourse. Except as explicitly set forth herein, the obligations of the Buyer and any Originator under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Buyer and such Originator. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, manager, stockholder, employee, director, or beneficiary, whether directly or indirectly, of the Buyer or any Originator. The agreements in this Section 10.15 shall survive any termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

SYLVAMO RECEIVABLES, LLC,
as the Buyer

By:	/s/ Phillip M Sisneros
Name:	Phillip M Sisneros
Title:	President

SYLVAMO NORTH AMERICA, LLC,
as the Servicer and as an Originator

By:	/s/ Phillip M Sisneros
Name:	Phillip M Sisneros
Title:	Vice President and Treasurer

S-1	Purchase and Sale Agreement (Sylvamo)